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                                  EXHIBIT 11.1

COMPUTATION OF EARNINGS PER SHARE

     The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for income from continuing operations:

                                                       Income           Shares         Per Share
U.S. dollars in thousands except share and per      (Numerator)      (Denominator)       Amount
share data
----------------------------------------------------------------------------------------------------
Three Months Ended March 31, 2001
--------------------------------------------------
BASIC LOSS PER SHARE
Loss available to common shareholders                    $ (3,943)        11,782,500        $(0.33)

Effect of Dilutive Securities:
     Class A Warrants                                          --                 --            --
     Director and Employee Options                             --                 --            --
     Class B Warrants                                          --                 --            --

                                                  --------------------------------------------------
DILUTED LOSS PER SHARE
Loss available to common shareholders                    $ (3,943)        11,782,500        $(0.33)
                                                  ==================================================

Three Months Ended March 31, 2000
--------------------------------------------------
BASIC LOSS PER SHARE
Loss available to common shareholders                    $(10,226)        11,575,898        $(0.88)

Effect of Dilutive Securities:
     Class A Warrants                                          --                 --            --
     Director and Employee Options                             --                 --            --
     Class B Warrants                                          --                 --            --
                                                  --------------------------------------------------

DILUTED EARNINGS PER SHARE
Loss available to common shareholders                    $(10,226)        11,575,898        $(0.88)
                                                  ==================================================
